Contacts:
Tracy Henrikson	Rebecca Gregory
Corporate Communications	Corporate Communications
ImClone Systems Incorporated	ImClone Systems Incorporated
(908) 243-9945	(646) 638-5058
MEDIA@IMCLONE.COM

FOR IMMEDIATE RELEASE

SIGNIFICANT DATA ON ERBITUX® (CETUXIMAB) AND IMCLONE PIPELINE
TO BE PRESENTED AT AMERICAN SOCIETY OF CLINICAL ONCOLOGY 2008 ANNUAL MEETING

NEW YORK, May 16, 2008 - ImClone Systems Incorporated (NASDAQ: IMCL), a global leader in the development and commercialization of novel antibodies to treat cancer, today announced that significant scientific data on ERBITUX® (cetuximab) will be presented at the American Society of Clinical Oncology (ASCO) 2008 Annual Meeting taking place May 30 through June 3, 2008 in Chicago. In total, ImClone and its partners Bristol-Myers Squibb Company and Merck KGaA plan to present over 80 oral presentations, poster discussions and abstracts featuring new clinical data on ERBITUX. Additionally, new clinical development data on novel antibodies in ImClone’s proprietary pipeline will be highlighted at the ASCO meeting.

Notably, two studies on ERBITUX will be featured in ASCO plenary sessions and an ASCO press briefing on Sunday, June 1. The first study, FLEX, investigated the potential of ERBITUX in a broadly selected population of first-line non-small cell lung cancer (NSCLC) patients in combination with a platinum-based chemotherapy doublet. The second plenary session presentation will feature an assessment of the link between K-Ras gene status of the patient’s tumor and the treatment effect with ERBITUX in patients with metastatic colorectal cancer (mCRC). Both trials were planned and conducted by Merck KGaA, Darmstadt, Germany.

In addition to these two plenary session presentations, multiple oral presentations, poster discussions and abstracts will highlight ERBITUX data in multiple therapeutic settings. These include:

Non-Small Cell Lung Cancer
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A phase II study of cetuximab (C225) in combination with chemoradiation (CRT) in patients (PTS) with stage III A/B NSCLC: A report of the 2-year and median survival (MS) for the RTOG 0324 trial. G.R. Blumenschein (#7516)

•
A phase II study of pemetrexed, carboplatin and thoracic radiation with or without cetuximab in patients with locally advanced unresectable non-small cell lung cancer: CALGB 30407 - - Early evaluation of feasibility and toxicity. R. Govindan (#7518)

K-Ras Biomarker Analyses in Metastatic Colorectal Cancer

•	KRAS status and efficacy of first-line treatment of patients with metastatic colorectal cancer (mCRC) with FOLFOX with or without cetuximab: The OPUS experience. C.
Bokemeyer (#4000)
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Relationship of efficacy with KRAS status (wild type versus mutant) in patients with irinotecan-refractory metastatic colorectal cancer (mCRC), treated with irinotecan (q2w) and escalating doses of cetuximab (q1w): The EVEREST experience (preliminary data). S. Tejpar (#4001)

•
Randomized phase III study of capecitabine, oxaliplatin and bevacizumab with or without cetuximab in advanced colorectal cancer (ACC), the CAIRO2 study of the Dutch Colorectal Cancer Group (DCCG) C.J. Punt (LBA4011)

•	Evaluation of tumor gene expression and K-Ras mutations in FFPE tumor tissue as predictors of response to cetuximab in metastatic colorectal cancer. J.B. Baker (#3512)
•
Role of KRAS mutation in predicting response, progression-free survival, and overall survival in irinotecan-refractory patients treated with cetuximab plus irinotecan for a metastatic colorectal cancer: Analysis of 281 individual data from published series. F. Di Fiore (#4035)

Head and Neck Cancer
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Preliminary analysis of ECOG 3303: concurrent radiation (RT), cisplatin (DDP) and cetuximab (C) in unresectable, locally advanced (LA) squamous cell carcinoma of the head and neck (SCCHN). C.J. Langer (#6006)

•
Concomitant hyperfractionated accelerated radiotherapy (HART) with cisplatin and concurrent cetuximab for locoregionally advanced squamous cell head and neck cancer: a phase I dose escalation trial. T. Kuhnt (#6029)

•	Cetuximab added to docetaxel, cisplatin, 5-fluorouracil induction chemotherapy (C-TPF) in patients with newly diagnosed locally advanced head and neck cancer: A phase I study. R.B. Tishler (#6001)
•	Phase II trial of neoadjuvant docetaxel (T), cisplatin (P), and cetuximab (E) followed by concurrent radiation (X), P, and E in locally advanced head and neck cancer (HNC). A.E. Argiris (#6002)

The new data on novel antibodies in ImClone’s proprietary pipeline presented at the ASCO meeting includes a study of IMC-11F8:

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A phase II multicenter study evaluating the efficacy and safety of IMC-11F8, a recombinant human IgG1 anti-epidermal growth factor receptor (EGFR) monoclonal antibody (Mab), combined with 5-FU/FA and oxaliplatin (mFOLFOX-6) as first-line therapy. J. Tabernero (#4066)

IMC-11F8 is a fully human IgG1 monoclonal antibody that blocks the ligand binding site of EGFR. The EGFR signaling network is involved in triggering and regulating the malignant growth of many EGFR-expressing epithelial tumors. Inhibition of the EGFR pathway in cells can result in disruption of cell cycle progression, mitosis, and potentiation of apoptosis. Decreased production of angiogenesis factors may occur as a result of EGFR inhibition.

About ERBITUX®
ERBITUX is a monoclonal antibody (IgG1 Mab) designed to inhibit the function of a molecular structure expressed on the surface of normal and tumor cells called the epidermal growth factor receptor (EGFR, HER1, c-ErbB-1). In vitro assays and in vivo animal studies have shown that binding of ERBITUX to the EGFR blocks phosphorylation and activation of receptor-associated kinases, resulting in inhibition of cell growth, induction of apoptosis, and decreased matrix metalloproteinase and vascular endothelial growth factor production. In vitro, ERBITUX can mediate antibody-dependent cellular cytotoxicity (ADCC) against certain human tumor types. No anti-tumor effects of ERBITUX were observed in human tumor xenografts lacking EGFR expression. EGFR is part of a signaling pathway that is linked to the growth and development of many human cancers, including those of the head and neck, colon and rectum.

ERBITUX, as a single agent, is indicated for the treatment of EGFR- expressing mCRC after failure of both irinotecan-and oxaliplatin-based regimens. ERBITUX, as a single agent, is also indicated for the treatment of EGFR-expressing mCRC in patients who are intolerant to irinotecan-based regimens.

For full prescribing information, including boxed WARNINGS regarding infusion reactions and cardiopulmonary arrest, visit http://www.erbitux.com/.

Important Safety Information
Grade 3/4 infusion reactions occurred in approximately 3% of patients receiving ERBITUX (cetuximab) in clinical trials with fatal outcome reported in less than 1 in 1,000. Reactions characterized by rapid onset of airway obstruction (bronchospasm, stridor, hoarseness), urticaria, hypotension, loss of consciousness, and/or cardiac arrest. Severe infusion reactions require immediate and permanent discontinuation of ERBITUX therapy.

Most reactions (90%) were associated with the first infusion of ERBITUX despite premedication with antihistamines. Caution must be exercised with every ERBITUX infusion as there were patients who experienced their first severe infusion reaction during later infusions. Monitor patients for 1-hour following ERBITUX infusions in a setting with resuscitation equipment and other agents necessary to treat anaphylaxis (e.g., epinephrine, corticosteroids, intravenous antihistamines, bronchodilators, and oxygen). Longer observation periods may be required in patients who require treatment for infusion reactions.

Severe cases of interstitial lung disease (ILD), which was fatal in one case, occurred in 4 of 1,570 (<0.5%) of patients receiving ERBITUX in clinical trials. Permanently discontinue ERBITUX where ILD is confirmed.

In clinical studies of ERBITUX, dermatologic toxicities, including acneform rash, skin drying and fissuring, paronychial inflammation, infectious sequelae (eg, S. aureus sepsis, abscess formation, cellulitis, blepharitis, cheilitis), and hypertrichosis occurred in patients receiving ERBITUX therapy. Acneform rash occurred in 76-88% of 1,373 patients receiving ERBITUX in clinical trials with severe acneform rash occurring in 1-17% of patients. Acneform rash usually developed within the first two weeks of therapy and resolved in a majority of the patients after cessation of treatment, although in nearly half, the event continued beyond 28 days. Monitor patients receiving ERBITUX for dermatologic toxicities and infectious sequelae. Sun exposure may exacerbate these effects.

In women of childbearing potential, appropriate contraceptive measures must be used during treatment with ERBITUX and for 6 months following the last dose of ERBITUX. If ERBITUX is used during pregnancy or if patients become pregnant while receiving ERBITUX, patients should be apprised of the potential risk for loss of pregnancy or potential hazard to the fetus.

Hypomagnesemia occurred in 55% (199/365) of patients receiving ERBITUX and was severe (NCI CTC grades 3 & 4) in 6-17%. The onset of hypomagnesemia and accompanying electrolyte abnormalities occurred days to months after initiation of ERBITUX. Monitor patients periodically for hypomagnesemia, hypocalcemia and hypokalemia, during and for at least 8 weeks following the completion of ERBITUX. Replete electrolytes as necessary.

The most serious adverse reactions associated with ERBITUX in mCRC patients are infusion reactions, dermatologic toxicity, sepsis, renal failure, interstitial lung disease, and pulmonary embolus.

The most common adverse reactions with ERBITUX (incidence greater than or equal to 25% in the ERBITUX + plus best supportive care arm (BSC)) (n=288) vs. BSC (n=274), respectively, were fatigue (89%, 76%), rash/desquamation (89%, 16%), abdominal pain (59%, 52%), pain-other (51%, 34%), dry skin (49%, 11%), dyspnea (48%, 43%), constipation (46%, 38%), pruritus (40%, 8%), diarrhea (39%, 20%), vomiting (37%, 29%), infection without neutropenia (35%, 17%), headache (33%, 11%), fever (30%, 18%), insomnia (30%, 15%), cough (29%, 19%), dermatology-other (27%, 6%), and stomatitis (25%, 10%).

About ImClone Systems Incorporated
ImClone Systems Incorporated is a fully integrated biopharmaceutical company committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey. For more information about ImClone Systems, please visit the Company’s web site at http://www.imclone.com.

ERBITUX® is a registered trademark of ImClone Systems Incorporated.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those currently expected. Many of these factors are beyond the company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company's filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the Company’s most recent annual report of Form 10-K and in its quarterly reports on Form 10-Q and current reports on Form 8-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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